Exhibit 99.1

 Head and Neck Cancer KOL Roundtable  NASDAQ: PDSB | October 26, 2022

 Forward Looking Statements  Certain information in this presentation may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Versamune® is a registered trademark, and Infectimune™ is a trademark of PDS Biotechnology Corporation.KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

 Disclaimer  PDS Biotech is the sponsor of this roundtable  Each panelist is speaking on behalf of PDS Biotech under the terms of a consulting agreement  Information presented is consistent with FDA guidelines

 Introducing our Panel  Dr. Katharine A. Price  Co-chair, Head and Neck Disease Group Mayo Clinic Comprehensive Cancer Center  Dr. Neil D. Gross  Department of Head and Neck Surgery MD Anderson  Dr. Jared Weiss  Head and Neck Cancer Section Chief  UNC School of Medicine

 Today’s Agenda  5  Welcome and Introductions  Dr. Lauren V. Wood  Current Treatment of Head and Neck Cancer  Dr. Neil Gross  Unmet Medical Needs in Head and Neck Cancer  Dr. Katharine Price  PDS0101 for the treatment of HPV16-Positive   Head and Neck Cancer  Dr. Jared Weiss   Panel Discussion   Moderated by Dr. Lauren V. Wood  Closing Remarks  Dr. Lauren V. Wood

 Current Treatment of Head and Neck Cancer  Dr. Neil Gross

 Head and Neck CancerEpidemiologic Shift  Ulysses S. Grant  HPV-associated HNSCC

 HPV-Positive Head and Neck CancerIncreasing Incidence  Tota JE et al. J Clin Oncol 2019

 HPV-Positive Head and Neck CancerIncreasing Incidence  Cancer Statistics, 2022  Siegel, RL CA CANCER J CLIN 2022;72:7–33. https://acsjournals.onlinelibrary.wiley.com/doi/epdf/10.3322/caac.21708

 Head and Neck CancerDifferent Biologic Behavior  3.2013  7.2014  10.2014  4.2015  6.2015

 HPV-Positive Head and Neck CancerCurrent Treatments  NCCN Guidelines 2022

 HPV-Positive Head and Neck CancerToxicity of Treatment  Photographing His Own Cancer Treatment: ‘A Hell I Wasn't Ready For’  New York Times 7.7.2018

 HPV-Positive Head and Neck CancerIncreased Focus on Quality of Life (QOL)

 Head and Neck CancerDe-escalation Strategies  RTOG 1016  Gillison M et al. Lancet 2019  DART  J Clin Oncol 2019  De-ESCALaTE  Lancet 2019  J Clin Oncol 2021  Yom SS et al. J Clin Oncol 2021

 Recurrent HPV-Positive Head and Neck CancerOpportunity for Improved Intervention  Farhoud F et al. Laryngoscope Investig Otolaryngol 2017   Baseline incidence   # Treatment failures   Protracted disease   Earlier detection  HPVctDNA

 Unmet Medical Needs in Head and Neck Cancer  Dr. Katharine Price

 Survival Outcomes for HPV-Positive HNSCC  Overall prognosis for HPV-positive HNSCC is significantly improved compared with HPV-negative HNSCC1  Despite improved cure rates, approximately 20-30% of patients will develop a recurrence after curative intent treatment  ↑ # involved lymph nodes & T4 tumors significantly increases risk of recurrence2  1Ang et al., NEJM, 2010, Jul 1;363(1):24-35.  2O’Sullivan et al., Lancet Oncology, Volume 17, Issue 4, April 2016, pages 440-451

 Long-term analysis of patients treated with pembrolizumab does not suggest significant difference in response between patients with HPV-positive and HPV-negative tumors1  Survival Outcomes in the Recurrent/Metastatic Setting  Pembrolizumab  1 year OS  2 year OS  Median OS (mo)  Total   49%  27%  11.6  CPS ≥ 1  51%  30%  12.3  CPS ≥ 20  57%  38%  14.9  Pembrolizumab  + chemotherapy  1 year OS  2 year OS  Median OS (mo)  Total   53%  29%  13.0  CPS ≥ 1  55%  31%  13.6  CPS ≥ 20  57%  35%  14.7  KEYNOTE-048  Burtness et al., Lancet 2019, Vol 394, issue 10212, p1915-1928  1Mehra et al., Br J Cancer 119, 153–159 (2018).

 No Improvement in Progression Free Survival (PFS) with Pembrolizumab Alone or with Chemotherapy  Burtness et al., Lancet, 2019

 Changing of Face of Patients with HNSCC  Younger patient population  Predominantly male  Less tobacco and alcohol use  Fewer comorbidities

 Better QOL with Immunotherapy Compared with Chemotherapy  Ferris et al., N Engl J Med 2016;375:1856-67

 Unmet Needs for Patients with Recurrent/Metastatic HPV-Positive HNSCC  Curative treatments  Improved therapies allowing patients to live longer with their disease with good QOL  Better immunotherapy-based treatments to delay need for cytotoxic chemotherapy  Preservation of QOL and function while on treatment

 Prevention is the Best Cure of All

 PDS0101 for the Potential Treatment of HPV16-Positive Head and Neck Cancer  Dr. Jared Weiss

 Phase 2: PDS0101 in Combination with KEYTRUDA®For the potential treatment of HPV16-positive metastatic/recurrent head and neck cancer (VERSATILE-002)

 Complete Response (CR)  Partial Response (PR)  Stable Disease (SD)  Progressive Disease (PD)  N=17 Subjects w/Imaging Data  OR (2 CR + 5PR)  7 (41.2%)  SD (reduction in 4/6)  6 (35.3%)  PD  4 (23.5%)  CR+PR+SD  13 (76.5%)  *  *  *  *  *  *  * Indicates CPS>20  All others CPS 1-19  Phase 2: PDS0101 in Combination with KEYTRUDA®For the potential treatment of HPV16-positive metastatic/recurrent head and neck cancer (VERSATILE-002)

 Treatment Emergent Adverse Events (TEAEs)  Safety Population (N=19)  CPI Naïve Subjects (N=19)  N (%) : Events  Subjects with any TEAEs  Grade 1  Grade 2  Grade 3  Grade 4  Grade 5  18 (94.7%) : 371   3 (15.8%) : 3038 (42,1%) : 51  5 (26.3%) : 110 (0.0%) : 4  2 (10.5%) : 2  ≥ Grade 3 TEAEs Attributed to Study Treatment by Investigator  No subjects met this criteria  0  Grade 3 & 4 Treatment Related TEAEs  No subjects met this criteria  0  At 9 Months of Follow Up (Median PFS not yet Achieved)  % of Patients Alive at Median 9 Months  89%  Progression Free Survival Rate (PSF)  55.2%  Overall Survival Rate (OS)  87.2%  Phase 2: PDS0101 in Combination with KEYTRUDA®For the potential treatment of HPV16-positive metastatic/recurrent head and neck cancer (VERSATILE-002)

 Panel Discussion

 Closing Remarks  Dr. Lauren V. Wood